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                                                                    EXHIBIT 10.4

                              GRAY TELEVISION, INC.
                            4370 PEACHTREE ROAD, N.E.
                             ATLANTA, GEORGIA 30319

August 2, 2005

Bull Run Corporation
4370 Peachtree Road N.E.
Atlanta, Georgia 30319

     Re: Triple Crown Media, Inc.

Gentlemen:

Reference is made to the Agreement and Plan of Merger (the "Merger Agreement") proposed to be entered into by and among Triple Crown Media, Inc., a Delaware corporation ("TCM"), BR Acquisition Corp, a Georgia corporation. and Bull Run Corporation, a Georgia corporation ("Bull Run"), the Separation and the Distribution Agreement proposed to be entered into by and between Gray Television, Inc., a Georgia corporation ("Gray") and TCM (the "Separation and Distribution Agreement"), and the transactions contemplated thereby. Capitalized terms used but not otherwise defined in this letter (this "Letter Agreement") shall have the meanings ascribed to such terms in the Merger Agreement.

In order to induce Bull Run to enter into the Merger Agreement, Gray represents and warrants to Bull Run as follows:

1. The execution and delivery of the Separation and Distribution Agreement by Gray and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of Gray, and no other corporate proceedings on the part of Gray are necessary to authorize the Separation and Distribution Agreement or to consummate the transactions contemplated thereby.

2. Upon the consummation of the transactions contemplated by the Separation and Distribution Agreement, TCM shall have all of the assets (tangible and intangible) necessary for the conduct of the business of TCM and its subsidiaries in the manner in which it was conducted by Gray on the date of the Separation and Distribution Agreement and as such business is proposed to be conducted by TCM following the consummation of the transactions contemplated by the Separation and Distribution Agreement, except for the assets referred to in Section 1.2 of the Separation and Distribution Agreement.

3. Except as required by applicable Laws, TCM will have no liability for any liabilities arising under any employee benefit plan currently, formerly, or in the future maintained by Gray.

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Bull Run Corporation
August 2, 2005
Page 2 of 3


In addition, in order to induce Bull Run to enter into the Merger Agreement, Gray covenants and agrees as follows:

1. During the period from the date on which the Merger Agreement is executed by the parties thereto and continuing until the earlier of the termination of the Merger Agreement pursuant to Article VII thereof and the Effective Time, Gray hereby covenants and agrees that, unless Bull Run shall otherwise agree in writing and unless otherwise expressly permitted under the Merger Agreement, Gray, TCM, and their respective subsidiaries shall use their commercially reasonable efforts to conduct the businesses of Gray Publishing LLC, a Delaware limited liability company and its subsidiaries, and neither Gray, TCM, nor any of their respective subsidiaries shall take any action with respect to such businesses except, in the ordinary course of business and in a manner consistent with past practice; and each of Gray, TCM, and their respective subsidiaries shall use commercially reasonable efforts to preserve substantially intact such businesses, to retain the services of the necessary current officers, employees and consultants of Gray, TCM and their respective subsidiaries who are employed in such businesses, and to preserve satisfactory relationships of Gray, TCM and their respective subsidiaries with customers, suppliers and other persons with which Gray, TCM or any of their respective subsidiaries has significant business relations with respect to such businesses.

2. If and when (i) the Merger Agreement and the Separation and Distribution Agreement have been duly executed by the parties thereto, (ii) all of the conditions set forth in the Merger Agreement have been satisfied or waived and (iii) all of the conditions set forth in the Separation and Distribution Agreement have been satisfied or waived, Gray shall perform its obligations and agreements as set forth in the Separation and Distribution Agreement necessary to effect the Separation (as defined in the Separation and Distribution Agreement).

3. Gray will not take any action which TCM would not be permitted to take under Section 5.04(e) of the Merger Agreement.

4. Gray hereby, unconditionally and irrevocably, guarantees the due and punctual payment of any liability of TCM to Bull Run arising from a breach by TCM of any of the terms of the Merger Agreement; provided, however, that such guarantee shall have no force or effect following the Effective Time. To the fullest extent permitted by law, Gray hereby waives any and all defenses to such guarantee.

                                      * * *

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Bull Run Corporation
August 2, 2005
Page 3 of 3


                                        Very truly yours,

                                        GRAY TELEVISION, INC.


                                        By: /s/ Robert S. Prather, Jr.
                                            ------------------------------------
                                        Name: Robert S. Prather, Jr.
                                        Title: President and Chief Operating
                                               Officer


ACKNOWLEDGED AND AGREED:

BULL RUN CORPORATION


By: /s/ Frederick J. Erickson
    ---------------------------------
Name: Frederick J. Erickson
Title: Vice President -- Finance